EXHIBIT 10.2

GENTHERM INCORPORATED

2013 EQUITY INCENTIVE PLAN

STOCK APPRECIATION RIGHT AWARD AGREEMENT

Gentherm Incorporated, a Michigan corporation (the “Corporation”), as permitted by the Gentherm Incorporated 2013 Equity Incentive Plan (the “Plan”), hereby grants to the individual listed below (the “Participant”), a Stock Appreciation Right (each a “SAR” and, collectively, this “SAR Award”) as described herein, subject to the terms and conditions of the Plan and this Stock Appreciation Right Award Agreement (this “Agreement”).

Unless otherwise defined in this Agreement, the terms used in this Agreement have the same meaning as defined in the Plan.

1. NOTICE OF STOCK APPRECIATION RIGHT.

Participant:

Grant Date:

Expiration Date:

Per Share Exercise Price (the “Exercise Price”):

Number of Shares of Subject to this SAR Award:

2. GRANT OF SAR AWARD. The Corporation hereby grants to the Participant, as of the Grant Date, SARs on the number of shares of the Corporation’s common stock (the “Shares”) specified above. This SAR Award represents the right, upon exercise, to receive a cash payment only of an amount determined by multiplying (a) the difference between the fair market value of a Share on the date of exercise (the “Fair Market Value”) over the Exercise Price, by (b) the number of Shares with respect to which the SAR Award is exercised (the product of (a) and (b) shall be referred to as the “SAR Payment Amount”). In no event shall this SAR Award entitle Participant to receive any Shares. For purposes of computing the SAR Payment Amount, the Fair Market Value shall mean the closing price for one Share as reported by the principal stock exchange on which the Shares are traded on the date that the SAR Exercise Election (as defined below) is received by the Corporation; provided, however, that if an SAR Exercise Election is received after the close of trading for a particular day but prior to the opening of trading for the following trading day, then the closing price for one Share as of the most-recent close of trading on such exchange will be deemed to be the Fair Market Value, even if such close occurred on a previous day.

3. VESTING.

(a) Vesting. Subject to the Participant’s continued service with the Corporation or its Subsidiaries unless otherwise provided in Section 4(b) and Section 6 below, the SARs shall become vested and may be exercised in accordance with the following schedule:

Anniversary of Grant Date (each, a “Vesting Date”)	Cumulative Vested Percentage
First	%
[Etc.]	%

(b) Committee Discretion to Accelerate Vesting. Notwithstanding the foregoing, the Committee may, in its sole discretion, provide for accelerated vesting of the SARs at any time and for any reason.

4. EXERCISE.

(a) Method of Exercise. This SAR Award shall be exercisable by written notice (in the form attached hereto as Exhibit A), which shall state the election to exercise the SARs and the number of Shares as to which the SARs are to be exercised (an “SAR Exercise Election”). Such written notice shall be signed by the Participant and shall be delivered in person, by certified mail or by such other means as approved in writing by the Corporation and which results in written confirmation of actual receipt to the Secretary of the Corporation. Such SARs shall be deemed to be exercised upon receipt by the Corporation of such written notice. In no event may this SAR Award be exercised for less than the lesser of (i) 500 Shares and (ii) the number of unexercised Shares remaining under this SAR Award.

(b) Conditions on Exercise. The Committee may suspend the right to exercise the SARs during any period for which the Committee determines, in its sole discretion, that such suspension would be necessary or advisable in order to comply with the requirements of (i) any applicable federal securities law or rule or regulation thereunder, (ii) any rule of a national securities exchange, national securities association, or other self-regulatory organization, (iii) any other federal or state law or regulation or (iv) any written policy of the Corporation in effect on the date of the proposed exercise (each an “SAR Exercise Suspension”). Notwithstanding the foregoing, no SAR Exercise Suspension shall extend the term of this SAR Award beyond the Expiration Date (as defined below) or in a manner that would otherwise result in the SARs becoming nonqualified deferred compensation subject to Section 409A of the Code.

5. SETTLEMENT OF SAR. Settlement of the SAR Payment Amount shall be made by delivering a cash payment to the Participant equal to the SAR Payment Amount. Such payment shall be made within 30 days following an SAR Exercise Election, and shall be subject to any applicable tax withholding obligations. The Corporation may direct that any of its Subsidiaries (a “Designated Subsidiary”) deliver the SAR Payment Amount, subject to any applicable tax withholding obligations, to the Participant and, in such case, such payment shall be treated as having been made directly by such Designated Subsidiary to the Participant. If this SAR Award remains outstanding on the Expiration Date and any portion of this SAR Award has vested but not been exercised on the Expiration Date, the entire remaining vested but unexercised portion of this SAR Award shall be deemed to have been exercised as of the Expiration Date and such automatic exercise shall be treated as an SAR Exercise Election.

6. TERMINATION OF SERVICES; FORFEITURE.

(a) General. Notwithstanding any other provision of this Agreement, upon a termination of Participant’s services with the Corporation and its Subsidiaries, (i) regardless of the reason for such termination, each unvested SAR shall be immediately canceled and terminated, (ii) unless such termination of Participant’s services was for “cause” (as determined by the Committee in its sole discretion), each vested SAR shall be exercisable for a period of ninety (90) days following such termination and, if not exercised prior to the end of such ninety (90) day period, shall be deemed to have been exercised as of the last day of such ninety (90) day period and such automatic exercise shall be treated as an SAR Exercise Election and (iii) if the termination of Participant’s services with the Corporation and its Subsidiaries was for “cause” (as determined by the Committee in its sole discretion), each vested SAR shall be immediately canceled and terminated.

(b) Expiration. For clarity, this SAR Award shall expire and shall no longer be exercisable when all of the SARs hereunder have been either exercised or canceled and terminated.

7. RIGHTS AS STOCKHOLDER. Participant shall have no rights as a stockholder with respect to any Shares subject to this SAR Award.

8. ADJUSTMENTS. In the event of any stock dividend, reclassification, subdivision or combination, or similar transaction affecting this SAR Award, the rights of the Participant will be adjusted as provided in Section 5(d) of the Plan.

9. NON-TRANSFERABILITY OF SAR. Without the express written consent of the Committee, which may be withheld for any reason in its sole discretion, the SARs may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the Participant’s lifetime only by the Participant. The terms of the Plan and this Agreement shall be binding upon the Participant’s executors, administrators, heirs, successors and assigns. Any attempt to transfer the SARs in any manner, contrary to the terms and provisions of this Agreement and/or the Plan shall be null and void and without legal force or effect.

10. TAX WITHHOLDING. The Participant hereby agrees that the Corporation or any applicable Designated Subsidiary may take any reasonable actions necessary to comply with income and employment tax withholding obligations as may be required of the Corporation or any applicable Designated Subsidiary under applicable law on account of this SAR Award. Pursuant to Section 5 above, any such withholding required as a result of delivery of a SAR Payment Amount shall be taken from such SAR Payment Amount to the extent possible. Any withholding required of the Corporation as a result of the delivery of this SAR Award or for any other reason that cannot be taken immediately from a SAR Payment Amount may be withheld from payroll or other amounts payable to Participant.

11. THE PLAN; AMENDMENT. This SAR Award is subject in all respects to the terms, conditions, limitations and definitions contained in the Plan. In the event of any discrepancy or inconsistency between this Agreement and the Plan, the terms and conditions of the Plan shall control. The Committee shall have the right, in its sole discretion, to modify or amend this Agreement from time to time in accordance with and as provided in the Plan. This Agreement may also be modified or amended by a writing signed by both the Corporation and the Participant. The Corporation shall give written notice to the Participant of any such modification or amendment of this Agreement as soon as practicable after the adoption thereof.

12. RIGHTS OF PARTICIPANTS; REGULATORY REQUIREMENTS. Without limiting the generality of any other provision of this Agreement or the Plan, Sections 21 and 22 of the Plan pertaining to the Participants’ rights and certain regulatory requirements (as such term is defined in the Plan) are hereby explicitly incorporated into this Agreement.

13. NOTICES. Notices hereunder shall be mailed or delivered to the Corporation at its principal place of business and shall be mailed or delivered to the Participant at the address on file with the Corporation or, in either case, at such other address as one party may subsequently furnish to the other party in writing.

14. GOVERNING LAW. This Agreement shall be legally binding and shall be executed and construed and its provisions enforced and administered in accordance with the laws of the State of Michigan, without regard to its choice of law or conflict of law provisions that would cause the application of the laws of any jurisdiction other than the State of Michigan.

15. TRANSFER OF PERSONAL DATA. The Participant authorizes, agrees and unambiguously consents to the transmission by the Corporation (and its Subsidiaries) of any personal data information related to this SAR Awarded for legitimate business purposes (including, without limitation, the administration of the Plan). This authorization and consent is freely given by the Participant.

16. BINDING AGREEMENT; ASSIGNMENT. This Agreement shall inure to the benefit of, be binding upon, and be enforceable by the Corporation and its successors and assigns. The Participant shall not assign (except in accordance with Section 9 hereof) any part of this Agreement without the prior express written consent of the Corporation.

17. HEADINGS. The titles and headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

18. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same instrument.

19. SEVERABILITY. The invalidity or unenforceability of any provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement in such jurisdiction or the validity, legality or enforceability of any provision of this Agreement in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

20. ACQUIRED RIGHTS. The Participant acknowledges and agrees that: (a) the Corporation may terminate or amend the Plan at any time; (b) the award of the SARs made under this Agreement is completely independent of any other award or grant and is made at the sole discretion of the Corporation; (c) no past grants or awards (including, without limitation, the SARs awarded hereunder) give the Participant any right to any grants or awards in the future whatsoever; and (d) any benefits granted under this Agreement are not part of the Participant’s ordinary salary, and shall not be considered as part of such salary in the event of severance, redundancy or resignation.

21. RESTRICTIVE COVENANTS; COMPENSATION RECOVERY. By signing this Agreement, Participant acknowledges and agrees that the SARs subject to this Award or any Award previously granted to Participant by the Corporation or a Subsidiary shall (1) be subject to forfeiture as a result of the Participant’s violation of any agreement with the Corporation regarding non-competition, non-solicitation, confidentiality, inventions and/or other restrictive covenants (the “Restricted Covenant Agreements”), and (2) shall be subject to forfeiture and/or recovery under any compensation recovery policy that may be adopted from time to time by the Corporation or any of its Subsidiaries. For avoidance of doubt, compensation recovery rights to Shares (including Shares acquired under previously granted equity awards) shall extend to the proceeds realized by the Participant due to the sale or other transfer of Shares. The Participant’s prior execution of the Restricted Covenant Agreements was a material inducement for the Corporation’s grant of this Award.

SIGNATURE PAGE FOLLOWS

GENTHERM INCORPORATED

Dated: ,	By:
Name:
Title:

PARTICIPANT ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS STOCK APPRECIATION RIGHT AWARD AGREEMENT, NOR IN THE CORPORATION’S 2013 EQUITY INCENTIVE PLAN, WHICH IS INCORPORATED INTO THIS AGREEMENT BY REFERENCE, CONFERS ON PARTICIPANT ANY RIGHT WITH RESPECT TO CONTINUATION AS A SERVICE PROVIDER OF THE CORPORATION OR ANY PARENT OR ANY SUBSIDIARY OR AFFILIATE OF THE CORPORATION, NOR INTERFERES IN ANY WAY WITH PARTICIPANT’S RIGHT OR THE CORPORATION’S RIGHT TO TERMINATE PARTICIPANT’S SERVICE RELATIONSHIP AT ANY TIME, WITH OR WITHOUT CAUSE AND WITH OR WITHOUT PRIOR NOTICE.

BY ACCEPTING THIS AGREEMENT, PARTICIPANT ACKNOWLEDGES RECEIPT OF A COPY OF THE PLAN AND REPRESENTS THAT THE PARTICIPANT IS FAMILIAR WITH THE TERMS AND PROVISIONS OF THE PLAN. PARTICIPANT ACCEPTS THIS STOCK APPRECIATION RIGHT SUBJECT TO ALL OF THE TERMS AND PROVISIONS OF THIS AGREEMENT. PARTICIPANT HAS REVIEWED THE PLAN AND THIS AGREEMENT IN THEIR ENTIRETY. PARTICIPANT AGREES TO ACCEPT AS BINDING, CONCLUSIVE AND FINAL ALL DECISIONS OR INTERPRETATIONS OF THE COMMITTEE UPON ANY QUESTIONS ARISING UNDER THE PLAN OR THIS AGREEMENT.

Dated: ,	By:
Name:

EXHIBIT A

GENTHERM INCORPORATED

STOCK APPRECIATION RIGHT (“SAR”) EXERCISE NOTICE

Gentherm Incorporated

21680 Haggerty Road, Ste. 101

Northville, MI 48167

Attention: Corporate Secretary

1. Exercise of SAR. Effective as of today,             , 20        , the undersigned (“Participant”) hereby elects to exercise a stock appreciation right with respect to             shares of the Common Stock (the “Shares”) of Gentherm Incorporated (the “Corporation”) pursuant to the stock appreciation right agreement (the “Agreement”) by and between Participant and the Corporation, dated             and pursuant to the Gentherm Incorporated 2013 Equity Incentive Plan (the “Plan”).

2. Representations of Participant. Participant acknowledges that Participant has received, read and understood the Plan and the Agreement and agrees to abide by and be bound by their terms and conditions.

3. Tax Consultation. Participant understands that Participant may suffer adverse tax consequences as a result of Participant’s exercise of rights under the Agreement and this Exercise Notice. Participant represents that Participant has consulted with his or her own independent tax advisor in connection with exercising rights under the SAR Award and that Participant is not relying on the Corporation for any tax advice.

4. Entire Agreement. The Plan and the Agreement are incorporated herein by reference and constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Corporation and Participant with respect to the subject matter hereof.

By this exercise, I agree to provide such additional documents as you may require pursuant to the terms of the Gentherm Incorporated 2013 Equity Incentive Plan, and to provide for the payment by me to you (in the manner designated by you) of your withholding obligation, if any, relating to this exercise which is not satisfied from the SAR Payment Amount.

Very truly yours,

Print Name:
Address: